Exhibit 99.1

Progressive Care, Inc. Announces Reverse Stock Split and Will Trade Under Temporary Symbol RXMDD

Progressive Care Inc. (OTCQB: RXMD and RXMDD) (Progressive Care or the Company), a personalized healthcare services and technology company, announced today that its Board of Directors approved a 1-for-200 reverse stock split of its common stock shares and that the common stock shares will begin trading on a split-adjusted basis at the commencement of trading on December 30, 2022. The common stock shares will trade on the OTCQB markets under the symbol RXMDD. After 20 days, the symbol will revert to RXMD. The Board of Directors also approved a change in the authorized common stock shares from one billion (1,000,000,000) to one hundred million (100,000,000) common stock shares.

“We are pleased to announce this reverse stock split as we believe it is in the best interest of our shareholders and will help Progressive Care to attract institutional investors as we continue to grow. The reverse stock split changes the price per share and number of shares outstanding but has no effect on the operations of our company nor its size and growth potential, stated Charles M. Fernandez, Chief Executive Officer of Progressive Care, Inc.

At the commencement of trading on December 30, every two hundred shares of the Company’s issued and outstanding common stock shares will be automatically converted into one issued and outstanding common stock share.

Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-200 reverse stock split and do not need to take any action in connection with the reverse stock split. It is not necessary for stockholders holding shares in certificate form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in Progressive Cares equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole common stock share.

Proportional adjustments will be made to the number of common stock shares issuable upon exercise or conversion of Progressive Cares outstanding equity awards, warrants or other convertible securities, as well as the applicable exercise or conversion price. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record, holding their shares in certificated form, may direct questions to the Company’s transfer agent, ClearTrust, LLC, at 16540 Pointe Village Dr., Suite 205, Lutz, FL 33558.

For more information about Progressive Care, please visit the Companys website.

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About Progressive Care

Progressive Care Inc. (OTCQB: RXMD and RXMDD), through its subsidiaries, is a Florida health services organization and provider of prescription pharmaceuticals, compounded medications, provider of tele-pharmacy services, the sale of anti-retroviral medications, medication therapy management (MTM), the supply of prescription medications to long-term care facilities, and health practice risk management.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Companys expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding departure of the companys CEO. When used herein, the words anticipate, believe, estimate, upcoming, plan, target, intend and expect and similar expressions, as they relate to Progressive Care Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Companys actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

Public Relations Contact:

Carlos Rangel

carlosr@pharmcorx.com